UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Digital Ally, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee: (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials

for the SPECIAL Meeting of Stockholders of DIGITAL ALLY, Inc.

To Be Held on MONDAY, DECEMBER 13, 2021 at 11:15 a.m., EST,

AT 15612 College BlVD., Lenexa, KS 66219.

Under U.S. Securities and Exchange Commission (“SEC”) rules, you are receiving this notice that the proxy materials for the Special Meeting of Stockholders (the “Special Meeting”) of Digital Ally, Inc. (the “Company”) are available on the Internet.

We are using the “e-proxy” rules adopted by the SEC to furnish proxy materials to stockholders through a “notice only” model using the Internet. This allows us to reduce costs by delivering to stockholders an E-Proxy Notice and providing online access to the documents.

If you received an E-Proxy Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one as set forth below. The E-Proxy Notice instructs you on how to access and review the important information contained in the Proxy Statement as well as how to submit your proxy through the Internet. On or about October 27, 2021, we expect to mail a printed copy of our proxy materials to our stockholders who have requested them and provide the E-Proxy Notice to all of our other stockholders.

This communication is not a form of voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may access the following proxy materials at the website include on your E-Proxy Notice:

1.	Notice of Special Meeting of Stockholders;

2.	Proxy Statement for the Special Meeting of Stockholders;

3.	Form of Proxy; and

4.	Voting Instructions.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 29, 2021 to facilitate timely delivery. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the Special Meeting of Stockholders.

The Special Meeting will be held on Monday, December 13, 2021 at 11:15 a.m., EST, at 15612 College Boulevard, Lenexa, KS 66219. Only shareholders who owned shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at the close of business on the record date, October 21, 2021 (the “Record Date”), may vote at the Special Meeting or any adjournment or postponement of the Special Meeting that may take place.

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We are asking our stockholders to vote on the following proposals at the Special Meeting:

1.	Approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 100,000,000 shares to 300,000,000 shares, of which all 300,000,000 shares shall be classified as common stock, par value $0.001 per share.

2.	Approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

3.	Such other business as may properly come before meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

You may access your proxy materials online by going to the website address on your E-Proxy Notice, or if you received a printed copy of the proxy materials, on your proxy card for stockholders of record.

If you are a stockholder of record and received the E-Proxy Notice and would still prefer a paper copy of the proxy materials, you may request one by calling (888) 742-1305, or by making a request online at www.digitalallyinc.com.

If you are beneficial owner and received the E-Proxy Notice and would still prefer a paper copy of the proxy materials, you ay requested one by contacting your custodian broker or bank.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Special Meeting. Directions to attend the Special Meeting where you may vote in person can be found at the website address on your E-Proxy Notice.

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